             As filed with the Securities and Exchange Commission
                               on June 22, 1995

                             Registration No. 33-

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           -------------------------

                               A.L. PHARMA INC.
            (Exact Name of Registrant as Specified in Its Charter)
                           -------------------------

        Delaware                                         22-2095212
(State or Other Jurisdiction of               (IRS Employer Identification No.)
        Incorporation)
                           -------------------------

One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey  07024
(Address of Principal Executive Offices)                (Zip Code)

                           -------------------------

               A.L. PHARMA INC. 1983 INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)

                           -------------------------

                                 Beth P. Hecht
                        Corporate Counsel and Secretary
                               A.L. Pharma Inc.
                              One Executive Drive
                          Fort Lee, New Jersey 07024
                                (201) 947-7774
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                           Proposed    Proposed
                                           Maximum      Maximum
                              Amount to    Offering    Aggregate    Amount of
Title of Securities              be       Price Per    Offering    Registration
to be Registered             Registered   Share (1)    Price (1)        Fee
- --------------------------  ------------  ----------  -----------  -------------
Class A Common Stock, par    1,000,000      $17.31    $17,312,500     $5,972.81
 value $.20 per share (the     shares
 "Class A Common Stock")
================================================================================

(1) Computed on the basis of the price at which stock of the same class was sold on June 21, 1995, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.
                           -------------------------

                             AVAILABLE INFORMATION

     A.L. Pharma Inc., formerly known as A.L. Laboratories, Inc. (the "Company" or the "Registrant"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Class A Common Stock is listed on the New York Stock Exchange, and copies of reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1(b).  Securities to be Offered.
- ---------   ------------------------

     The Company hereby registers 1,000,000 shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Common Stock"), in connection with two amendments to the A.L. Pharma Inc. 1983 Incentive Stock Option Plan (the "Plan"). The first amendment ("1993 Amendment") was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders on May 19, 1993, and increased the number of shares of Class A Common Stock available for grants under such Plan from 1,500,000 to 1,650,000 shares. The second amendment ("1995 Amendment") was approved by the Company's Stockholders at the Company's Annual Meeting of Stockholders on June 7, 1995, and increased the number of shares of Class A Common Stock available for grants under the plan from 1,650,000 to 2,500,000.


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- ------   ---------------------------------------

     The Company previously registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,500,000 shares of Class A Common Stock offered pursuant to the Plan pursuant to registration statements on Form S-8 (the "Previous Registration Statements") filed with the Commission on May 17, 1985 (Registration No. 2-97830), May 26, 1987 (Registration No. 33-14625), April 19, 1989 (Registration No. 33-28221), and April 7, 1992
(Registration No. 33-46860). The Previous Registration Statements are incorporated in this Registration Statement by reference. The registration statement on Form 8-A filed with the Commission as of the date hereof (Registration No. __________) is incorporated in this Registration Statement by reference. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed by the Company with the Commission is incorporated in this Registration Statement by reference. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year are also incorporated in this Registration Statement by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
- ------   -------------------------

     The Company's authorized capital stock consists of (i) 40,000,000 shares of Class A Stock, of which 13,397,622 shares were issued and outstanding as of May 31, 1995; (ii) 15,000,000 shares of Class B Stock, of which 8,226,562 shares were issued and outstanding as of May 31, 1995, and (iii) 500,000 shares of Preferred Stock, par value $1.00 per share, of which none were outstanding as of May 31, 1995.


Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------

     The professional corporation of Glen E. Hess, who is an Assistant Secretary and a Director of the Company, is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.


Item 8.  Exhibits.
- ------   --------

     See Exhibit Index.


Item 9.  Undertakings.
- ------   ------------

       (a)  Rule 415 offerings.
            ------------------

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.
     --------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.
     --------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on June 15, 1995.


                         A.L. PHARMA INC.


                         By:  /s/ Jeffrey E. Smith
                              ----------------------------------
                              Name:   Jeffrey E. Smith
                              Title:  Vice President, Finance
                                      and Chief Financial Officer


     Pursuant to the requirements of the Securities Act this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

     By his signature, each of the following persons authorizes Jeffrey E. Smith and Beth P. Hecht or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.


Date:  June 15, 1995               /s/ Einar W. Sissener
                                   --------------------------------------------
                                   Einar W. Sissener
                                   Chairman, Director and Chief Executive
                                   Officer (Principal Executive Officer)

Date:  June 15, 1995               /s/ Jeffrey E. Smith
                                   --------------------------------------------
                                   Jeffrey E. Smith
                                   Vice President, Finance and Chief Financial
                                   Officer (Principal Financial Officer and
                                   Principal Accounting Officer)

Date:  June 7, 1995                /s/ James Balog
                                   --------------------------------------------
                                   James Balog
                                   Director, Chairman of Audit Committee

Date:  June 7, 1995                /s/ I. Roy Cohen
                                   --------------------------------------------
                                   I. Roy Cohen
                                   Director, Chairman of Executive Committee

Date:  June 7, 1995                /s/ Thomas G. Gibian
                                   --------------------------------------------
                                   Thomas G. Gibian
                                   Director, Chairman of Compensation
                                   Committee

Date:  June 7, 1995                /s/ Glen E. Hess
                                   --------------------------------------------
                                   Glen E. Hess
                                   Director

Date:  June 7, 1995                /s/ Gert W. Munthe
                                   --------------------------------------------
                                   Gert W. Munthe
                                   Director

Date:  June 7, 1995                /s/ Georg W. Sverdrup
                                   --------------------------------------------
                                   Georg W. Sverdrup
                                   Director

Date:  June 7, 1995                /s/ Erik G. Tandberg
                                   --------------------------------------------
                                   Erik G. Tandberg
                                   Director

Date:  June 7, 1995                /s/ Peter G. Tombros
                                   --------------------------------------------
                                   Peter G. Tombros
                                   Director

                                 EXHIBIT INDEX

                                                                 Sequentially
Exhibit Number                      Exhibit                      Numbered Page
- --------------  ---------------------------------------------  ----------------
       5        Opinion of Kirkland & Ellis re: legality of
                securities being registered

      23.1      Consent of Coopers & Lybrand L.L.P.

      23.2      Consent of Kirkland & Ellis (included in               --
                Exhibit 5)

      24        Power of Attorney (included on signature pages         --
                of this Registration Statement)

      99        A.L. Pharma Inc. 1983 Incentive Stock Option
                Plan, as amended